SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) May 19, 2004



                            CPI CORP.
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     (exact name of registrant as specified in its charter)



         Delaware                  0-11227           43-1256674
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(State or other jurisdiction  (Commission file     (IRS Employer
    of incorporation)              Number)     (Identification No.)




1706 Washington Avenue, St. Louis, Missouri          63103-1790
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(Address of principal executive offices)             (Zip code)



Registrants' telephone number, including area code  (314) 231-1575
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 (Former name or former address, if changes since last report.)











ITEM 5.   OTHER EVENTS

A. On May 19, 2004, CPI Corp. issued the following press release announcing the decision to exit its Mexican and mobile photography operations.

    CPI CORP.
    NEWS FOR IMMEDIATE RELEASE     FOR RELEASE MAY 19, 2004

    FOR FURTHER INFORMATION, CONTACT:

    NAME: Jane Nelson                  FROM: CPI Corp.
    ADDRESS: 1706 Washington Avenue    CITY: St. Louis
    STATE, ZIP: Missouri  63103        TELEPHONE: (314)231-1575

    -----------------------------------------------------------

                       FOR FURTHER INFORMATION
                       AT FINANCIAL RELATIONS BOARD
                       Diane Hettwer, Chicago 312/640-6760

    FOR IMMEDIATE RELEASE
    WEDNESDAY, MAY 19, 2004


    CPI CORP. EXITS ITS MEXICAN AND MOBILE PHOTOGRAPHY OPERATIONS

    ST. LOUIS, MO. - MAY 19, 2004 - CPI CORP. (NYSE: CPY) today announced that it had decided to exit its mobile photography and Mexican operations. The mobile photography business, which operated under the name Every Day Expressions, was launched late in 2002, while the first Mexican studio opened in early 2003. The Company will record the costs of terminating the ventures in the second quarter and expects to include a range of the estimated charges in its first quarter earnings release.

    Jack Krings, COO and Acting CEO, said, "Our decision to terminate these new ventures reflects our commitment to focus on the Company's core business in Sears Portrait Studios and our pledge to improve the Company's performance for the benefit of our customers, associates and shareholders."

    CPI Corp. offers portrait photography services in the United States, Puerto Rico, and Canada through Sears Portrait Studios and operates searsphotos.com, an on-line photofinishing service as well as a vehicle for the Company's customers to archive, share portraits via e-mail and order additional portraits and products.




                             SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                    CPI CORP.
                                    ---------------------------
                                    (Registrant)




                                By: /s/ Gary W. Douglass
                                    ---------------------------
                                    Gary W. Douglass
                                    Executive Vice President,
                                    Finance and Chief Financial
                                    Officer

Dated: May 21, 2004